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                              EXHIBIT 11

            Statement Re Computation of Per Share Earnings



                                          Three months ended March 31,
                                          ----------------------------
                                               1995          1994
                                            ----------    ----------
Primary
- -------
Net earnings                              $  7,140,000     3,944,000
                                            ==========    ==========
Common and common equivalent shares
 outstanding:
  Weighted average common shares
   outstanding during the period            19,714,928    19,714,828
  Assumed exercise of stock options            107,672        46,393
                                            ----------    ----------
                                            19,822,600    19,761,221
                                            ==========    ==========
Earnings per share of common stock        $        .36           .20



Fully diluted
- -------------
Net earnings                              $  7,140,000     3,944,000
                                            ==========    ==========
Common and common equivalent shares
 outstanding:
  Weighted average common shares
   outstanding during the period            19,714,928    19,714,828
  Assumed exercise of stock options            141,180        46,393
                                            ----------    ----------
                                            19,856,108    19,761,221
                                            ==========    ==========

Earnings per share of common stock        $        .36           .20


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